Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 (the “Report”) of Franklin Templeton Digital Holdings Trust (the “Trust” or “registrant”) as filed with the Securities and Exchange Commission on the date hereof, I, David Mann, the Principal Executive Officer of the Sponsor of the Registrant, hereby certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ David Mann
David Mann*
President and Chief Executive Officer
(serving in the capacity of principal executive officer)

Date: August 14, 2024

*	The Registrant is a trust and the person is signing in his capacity as an officer of Franklin Holdings, LLC, the Sponsor of the registrant.